UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 25, 2011

COMVERSE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

NEW YORK	0-15502	13-3238402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 Seventh Avenue,

New York, New York

10019

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (212) 739-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Departure of Directors or Certain Officers.

On February 25, 2011 (“Effective Date”), Comverse Technology, Inc. (the “Company”) and Andre Dahan entered into a Separation and Consulting Agreement (the “Separation Agreement”), pursuant to which, by mutual agreement, Mr. Dahan agreed to (i) resign as the Company’s President and Chief Executive Officer and as a member of the Board of Directors of the Company (the “Board”) and each of its subsidiaries effective March 4, 2011 (the “Separation Date”) and (ii) serve as a consultant to the Company for a period of 90 days from the Separation Date (the “Consulting Period”).

(c)	Appointment of Certain Officers.

On February 25, 2011, the Board appointed Charles Burdick, the Company’s non-executive Chairman of the Board, as Executive Chairman and Chief Executive Officer, effective March 4, 2011.

As a result of Mr. Burdick’s appointment as Executive Chairman, Mr. Burdick is no longer “independent” for purposes of serving on the Board’s Audit Committee and Corporate Governance and Nominating Committee and, consequently, resigned from such committees.

Mr. Burdick, age 59, has served as a member of the Company’s Board since December 2006 and as Chairman of the Board since March 2008. Until July 2005, he was Chief Executive Officer of HIT Entertainment Plc, a publicly listed provider of pre-school children’s entertainment. From 1996 to 2004, Mr. Burdick worked for Telewest Communications, the second largest cable television company in the United Kingdom, serving as Chief Financial Officer and Chief Executive Officer. In these roles, Mr. Burdick oversaw the financial and operational restructuring of Telewest and was responsible for leading and financing the acquisitions of a number of cable companies. Mr. Burdick has also held a series of financial positions with TimeWarner, US WEST and MediaOne, specializing in corporate finance, mergers and acquisitions, and international treasury. Mr. Burdick currently serves as an independent non-executive director and Chairman of the Compensation Committee of CTC Media, a leading independent media company in Russia, as an independent non-executive director of Transcom WorldWide S.A., a Luxembourg based global provider of outsourced customer and credit management services and as a director of Verint Systems. Mr. Burdick also served as a director of Bally Total Fitness Holding Corporation, HIT Entertainment plc, QXL plc and Singer and Friedlander (owned by the Kaupthing Group) during the last five years. Mr. Burdick holds a M.B.A. from the University of California, Los Angeles and a B.A. in Economics from the University of California, Santa Barbara.

(e)	Compensatory Arrangements of Certain Officers.

Andre Dahan

Pursuant to the Separation Agreement, from the Effective Date through the Separation Date, Mr. Dahan will (i) be paid a base salary of $1,000,000 per annum (“Base Salary”), and (ii) be entitled to (A) participate in all employee welfare and pension benefit plans, programs and/or arrangements applicable to senior-level executives (other than those relating to cash bonuses for the fiscal year ending January 31, 2012 or the issuance of equity awards), (B) the reimbursement of reasonable business expenses incurred by Mr. Dahan and (C) participate in executive fringe benefit programs applicable to the Company’s senior-level executives, if any. In addition, Mr. Dahan will be entitled to receive the cash incentive award for the fiscal year ended January 31, 2011 in accordance with terms previously agreed with the Company (payable no later than April 15, 2011). As previously disclosed, the Board set Mr. Dahan’s on target bonus opportunity at $1,000,000 (“Target Bonus”) and the maximum bonus opportunity at $2,000,000, the payment of which was subject to the financial performance of Comverse, Inc. and Mr. Dahan’s individual performance. The Compensation Committee and the Board, upon review of the financial indicators, have agreed upon a payment of $800,000 or 80% of the target bonus opportunity. Mr. Dahan agreed to waive any payments based on his individual performance. In addition, the Company agreed to pay all reasonable attorneys’ fees and disbursements incurred by Mr. Dahan in connection with the negotiation of the Separation Agreement and related documents up to $30,000.

During the Consulting Period, Mr. Dahan will have the duties, responsibilities and authority assigned to him by the Executive Chairman. It is expected that Mr. Dahan will assist the Company with an orderly transition and will focus his attention on key customer relationships. During the Consulting Period, Mr. Dahan will be paid a fee of $246,575, payable in six equal installments and shall be entitled to reimbursement of reasonable business expenses incurred in connection with the performance of consulting services.

Subject to Mr. Dahan’s execution and delivery of a release agreement in the form attached to the Separation Agreement, upon the Separation Date, Mr. Dahan will be entitled to receive the following principal severance benefits: (i) his Base Salary earned but unpaid prior to Separation Date, (ii) $1,500,000, representing 150% of his Base Salary, (iii) $1,500,000, representing 150% of his Target Bonus, (iii) the immediate vesting of all outstanding unvested deferred stock unit awards awarded to Mr. Dahan and the delivery of shares of the Company’s common stock underlying vested deferred stock unit awards that are subject to deferred delivery, (iv) the payment of full premiums for Mr. Dahan and any covered beneficiaries under COBRA health continuation benefits for 18 months from the Separation Date; (v) any amounts earned, accrued or owing to Mr. Dahan but not yet paid in respect of employee benefit programs and reimbursement of business expenses and (vi) $128,000 with respect to 32 accrued but unused vacation days as of the Separation Date.

In addition, pursuant to the Separation Agreement, certain non-disclosure, intellectual property assignment, non-competition and non-solicitation provisions set forth in the amended and restated employment agreement, dated as of December 2, 2008, by and between Mr. Dahan and the Company will continue to apply.

On February 28, 2011, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year

On February 25, 2011, the Company’s Board of Directors approved the Amended and Restated By-Laws of the Company (the “By-Laws”). The following description of the amendments to the By-Laws is not complete and is qualified in its entirety by the By-Laws, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Independent Lead Director: The By-Laws were amended to provide that an Independent Lead Director, if any, may convene executive sessions of the Board.

Notice Requirements: The By-Laws were amended to provide different notice requirements for meetings of the Board if the roles of Chairman and Chief Executive Officer are combined or if the Chairman is no longer an independent director (Article V, Section 2).

Chief Executive Officer: The By-Laws were amended to provide that the Board may determine the duties and responsibilities of the Company’s Chief Executive Officer (Article VIII, Section 3).

Item 7.01	Regulation FD Disclosure.

Filing Timeline Update

The Company is in the process of preparing its Annual Report on Form 10-K for the fiscal year ended January 31, 2011 (the “2010 Form 10-K”) and currently expects to file the 2010 Form 10-K in late April or May 2011. The Company expects to file its Quarterly Report on Form 10-Q for the first quarter of the fiscal year ending January 31, 2012 in June 2011. This timeline is subject to completion of various milestones in the Company’s financial close and reporting and disclosure process and the risk that material adjustments may be identified during the audit process.

Employee Letter

On February 28, 2011, the Chairman of the Board issued a letter to employees of the Company and Comverse, Inc. and its subsidiaries. A copy of the letter is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2., the foregoing information is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section. The information disclosed under Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act, except as shall be expressly set forth by a specific reference in such filing.

Item 8.01	Other Events

On February 25, the Board appointed Augustus K. Oliver, an independent member of the Board, as its Independent Lead Director, with the duties and responsibilities set forth in the Company’s Corporate Governance Guidelines and Principles, which were amended and restated by the Board on February 25, 2011.

The Company has commenced a search for a Chief Executive Officer of Comverse, Inc., a wholly-owned subsidiary of the Company, that, together with its subsidiaries, comprises the Company’s Comverse segment.

Item 9.01	Exhibits

(d)	Exhibits

Exhibit	Description

3.1	By-Laws, as amended and restated on February 25, 2011.

10.1	Separation and Consulting Agreement, dated February 25, 2011, by and between Comverse Technology, Inc. and Andre Dahan.

99.1	Press Release, dated February 28, 2011, issued by Comverse Technology, Inc.

99.2	Letter to Employees, dated February 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMVERSE TECHNOLOGY, INC.

Date: February 28, 2011	By:	/s/ Shefali A. Shah
	Name:	Shefali A. Shah
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description

3.1	By-Laws, as amended and restated on February 25, 2011.

10.1	Separation and Consulting Agreement, dated February 25, 2011, by and between Comverse Technology, Inc. and Andre Dahan.

99.1	Press Release, dated February 28, 2011, issued by Comverse Technology, Inc.

99.2	Letter to Employees, dated February 28, 2011.